To Become Effective Upon Filing Pursuant to Rule 462.

   As filed with the Securities and Exchange Commission on September 27, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Attorneys.com, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)

              Florida                                   59-3203301
              -------                                   ----------
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

               186 Attorneys.com Court, Lake Helen, Florida 32744
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                                 1996 Stock Plan
                                 ---------------
                            (Full title of the plan)

                             Michael D. Harris, Esq.
                              Michael Harris, P.A.
                   1645 Palm Beach Lakes Boulevard, Suite 550
                         West Palm Beach, Florida 33401
                         ------------------------------
                     (Name and address of agent of service)

                                 (561) 478-7077
                                 --------------
          (Telephone number, including area code, of agent for service)


       Approximate Date of Commencement of Proposed Sales under the Plan:
  As soon as practicable after this Registration Statement becomes effective.

                                               Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------
Title of securities       Amount to be       Maximum offering           Maximum aggregate           Amount of
to be registered           registered         price per share           Offering Price (1)       registration fee*
Common Shares,
no par value per share     1,000,000              $1.891                    $1,891,000                $499.23
------------------------------------------------------------------------------------------------------------------
(1)  Calculated pursuant to Rule 457(c) based on the average of the bid and asked price of the Company's stock on September 22, 2000.

================================================================================

             PRIOR REGISTRATION STATEMENT INCORPORATED BY REFERENCE

     The Registration Statement of Attorneys.com, Inc. (the "Company") on Form S-8, No. 333-27629, as filed with the Securities and Exchange Commission on May 22, 1997 and the Registration Statement of the Company filed on Form S-8, No. 333-86793, on September 9, 1999 is hereby incorporated by reference.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         --------

         EXHIBIT NUMBER             ITEM
         --------------             ----

                  4                 1996 Stock Plan *

                  4.1               First Amendment to the 1996 Stock Plan **

                  4.2               Second Amendment to the 1996 Stock Plan **

                  4.3               Third Amendment to the 1996 Stock Plan

                  5                 Opinion of Michael Harris, P.A.

                  23                Consent of Ernst & Young LLP

                  23.1              Consent of Michael Harris, P.A. ***


                  * Contained in the Registration Statement on Form S-8 File No. 333-27629 with the Securities and Exchange Commission on May 22, 1997.

                  ** Contained in the Registration Statement on Form S-8 File No. 333-86793 filed with the Securities and Exchange Commission on September 9, 1999.

                  ***  Contained in the Opinion of Michael Harris, P.A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lake Helen, Florida, on this 26th day of September 2000.

                                    Attorneys.com, Inc.

                                    By:  /s/ Peter S. Balise
                                         ------------------------------
                                         Peter S. Balise
                                         (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of Attorneys.com, Inc. has been signed by the following persons in the capacities and on the dates indicated.

           Signatures                                     Title                              Date
           ----------                                     -----                              ----

/s/ Peter S. Balise                         Chairman of the Board                   September 26, 2000
-------------------------------
Peter S. Balise

/s/ James M. Koller                         Chief Financial Officer                 September 26, 2000
-------------------------------             (Principal Financial and
James M. Koller                             Accounting Officer)

/s/ Matt Butler                             Director                                September 26, 2000
-------------------------------
Matt Butler

/s/ Andrew J. Cahill                        Director                                September 27, 2000
-------------------------------
Andrew J. Cahill

/s/ J. William Wrigley                      Director                                September 26, 2000
-------------------------------
J. William Wrigley

                                  EXHIBIT INDEX

EXHIBIT NUMBER             ITEM
--------------             ----

    4                      1996 Stock Plan *

    4.1                    First Amendment to the 1996 Stock Plan **

    4.2                    Second Amendment to the 1996 Stock Plan **

    4.3                    Third Amendment to the 1996 Stock Plan

    5                      Opinion of Michael Harris, P.A.

    23                     Consent of Ernst & Young LLP

    23.1                   Consent of Michael Harris, P.A. ***


   * Contained in the Registration Statement on Form S-8 File No. 333-27629 filed with the Securities and Exchange Commission on May 22, 1997.

   ** Contained in the Registration Statement on Form S-8 File No. 333-86793 filed with the Securities and Exchange Commission on September 9, 1999.

   ***   Contained in the Opinion of Michael Harris, P.A.






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